1investor.arrow.com Third Quarter 2021 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended October 2, 2021, and the Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Third-quarter 2021 diluted earnings per share increased 88% year over year; non- GAAP diluted earnings per share increased 94% year over year

Third-Quarter 2021 CFO Commentary 2investor.arrow.com Third-Quarter Summary Third-quarter results benefited from continued strong demand for electronic components and associated design, engineering and supply chain services. However, both global components and enterprise computing solutions were limited by the current shortfall between semiconductor and electronic component supply and demand from products with growing electronic content. Both businesses did well to adapt to severe supply chain challenges. Arrow Electronics' leadership position across a diverse portfolio of products and solutions drove all-time record quarterly gross profit, operating income and earnings per share. Financial performance is a direct outcome from driving success for our customers and all our stakeholders. During the third quarter, demand from customers across most key verticals, including transportation, industrial, communications, data networking, and computing, remained strong, but unsatiated. Arrow was able to procure some additional supply during the quarter, which with increased prices, led to sales near the high end of prior guidance. Customer mix, regional mix, uptake of services and solutions, and some higher prices drove operating growth at more than three times sales growth leading higher margins. For the enterprise computing solutions business, net sales were within the prior guidance range. Demand for complex, transformational IT projects was strong, and backlog increased significantly, but supply chain challenges limited hardware sales and had a dampening impact on associated software sales. Full-year 2021 operating income remains on track to increase year over year. Returns metrics further improved in the third quarter due to profit growth and the proactive management of working capital. Cash was returned to shareholders through the repurchase of 2.1 million shares for $250 million. This was the second consecutive quarter where repurchases totaled $250 million. Record gross profit, operating income, net income and earnings per share on a diluted basis for any quarter.

Third-Quarter 2021 CFO Commentary

Consolidated Overview

Third Quarter 2021

P&L Highlights*	Q3 2021	Y/Y Change	Y/Y Change Adjusted for Currency	Q/Q Change
Sales	$8,512	18%	17%	(1)%
Gross Profit Margin	12.6%	170 bps	170 bps	90 bps
Operating Income	$405	70%	70%	19%
Operating Margin	4.8%	150 bps	150 bps	80 bps
Non-GAAP Operating Income	$411	68%	68%	15%
Non-GAAP Operating Margin	4.8%	140 bps	140 bps	60 bps
Net Income	$290	75%	74%	21%
Diluted EPS	$4.00	88%	88%	24%
Non-GAAP Net Income	$293	81%	81%	18%
Non-GAAP Diluted EPS	$4.04	94%	94%	21%

* $ in millions, except per share data; may reflect rounding.

- Consolidated sales were $8.51 billion
  - Above the midpoint of the prior expectation of $8.175 billion - $8.775 billion
  - Changes in foreign currencies positively impacted sales growth by approximately $55 million year over year
  - The prior sales expectation included an anticipated $40 million benefit to growth from currencies
- Consolidated gross profit margin was 12.6%
  - Up 170 basis points year over year due to higher global components gross margins
- Operating income margin and non-GAAP operating income margin were 4.8%
  - Operating expenses as a percentage of sales were 7.9%, up 30 basis points year over year
  - Non-GAAP operating expenses as a percentage of sales were 7.8%, up 30 basis points year over year
- Interest and other expense, net was $33 million
  - Relatively in line with the prior expectation of $32 million

investor.arrow.com

3

Five Years Out

Third-Quarter 2021 CFO Commentary 4investor.arrow.com • Effective tax rate was 22.2% for the quarter and non-GAAP effective tax rate for the quarter was 22.3% – Effective tax rate was lower than the prior expectation of 23.5%, and the long-term target range of 23% - 25% – Expecting full-year 2021 effective tax rate to be near the low end of the target long-term range • Diluted shares outstanding were 72.6 million – In line with the prior expectation of 73 million • Diluted earnings per share were $4.00 – Above the prior expectation of $3.24 - $3.40 • Non-GAAP diluted earnings per share were $4.04 – Above the prior expectation of $3.42 - $3.58 – Changes in foreign currencies had no measurable impact on earnings per share compared to the third quarter of 2020 A reconciliation of non-GAAP financial measures, including sales, gross profit margin, operating expenses, operating income margin, effective tax rate, and diluted earnings per share, to GAAP financial measures is presented in the reconciliation tables included herein.

Third-Quarter 2021 CFO Commentary 5investor.arrow.com $204 $230 $289 $327 $385 $208 $236 $296 $339 $392 GAAP Non-GAAP Q3-'20 Q4-'20 Q1-'21 Q2-'21 Q3-'21 $0 $100 $200 $300 $400 Components Global • Sales increased 25% year over year – Sales increased 24% year over year adjusted for changes in foreign currencies – Record quarterly sales • Lead times increased year over year • Backlog increased significantly year over year • Book-to-bill was above parity in all regions • Record quarterly operating income • Operating margin of 5.8% increased 200 basis points year over year • Non-GAAP operating margin of 5.9% increased 200 basis points year over year – Increased sales volumes, service uptake, and some higher prices resulted in increased margins year over year • Return on working capital increased year over year Global components third-quarter sales increased 25% year over year. Operating Income ($ in millions)

Third-Quarter 2021 CFO Commentary 6investor.arrow.com $1,516 $1,625 $1,701 $1,971 $2,019 Q3-'20 Q4-'20 Q1-'21 Q2-'21 Q3-'21 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 $2,100 Components Americas • Sales increased 33% year over year – Strong growth in transportation, industrial, communications, computing, consumer, and data processing sales year over year – Aerospace and defense and lighting sales increased year over year – Medical devices sales were approximately flat year over year Americas components sales increased 33% year over year. Sales ($ in millions)

Third-Quarter 2021 CFO Commentary 7investor.arrow.com $2,595 $2,935 $3,173 $3,149 $3,009 Q3-'20 Q4-'20 Q1-'21 Q2-'21 Q3-'21 $1,400 $1,600 $1,800 $2,000 $2,200 $2,400 $2,600 $2,800 $3,000 $3,200 Components Asia • Sales increased 16% year over year – Sales increased 15% year over year adjusted for changes in foreign currencies – Record third-quarter sales – Strong growth in aerospace and defense, transportation, and computing sales year over year – Industrial sales increased year over year Asia components sales increased 16% year over year. Sales ($ in millions)

Third-Quarter 2021 CFO Commentary 8investor.arrow.com $1,197 $1,362 $1,569 $1,491 $1,596 Q3-'20 Q4-'20 Q1-'21 Q2-'21 Q3-'21 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 Components Europe Europe components sales increased 33% year over year. Sales ($ in millions) • Sales increased 33% year over year – Sales increased 32% year over year adjusted for changes in foreign currencies – Record third-quarter sales – Strong growth across nearly all verticals, including transportation, industrial, industrial automation equipment, aerospace & defense, medical devices, lighting, communications, computing, data processing, and consumer

Third-Quarter 2021 CFO Commentary 9investor.arrow.com $83 $156 $77 $81 $77 $85 $158 $80 $83 $79 GAAP Non-GAAP Q3-'20 Q4-'20 Q1-'21 Q2-'21 Q3-'21 $20 $40 $60 $80 $100 $120 $140 $160 Enterprise Computing Solutions Global • Sales decreased 2% year over year – Sales decreased 3% year over year adjusted for changes in foreign currencies • Backlog increased significantly year over year and from the second quarter • Operating margin of 4.1% decreased 20 basis points year over year • Non-GAAP operating margin of 4.2% decreased 20 basis points year over year • Return on working capital remains favorable Enterprise computing solutions sales decreased 2% year over year. Operating Income ($ in millions)

Third-Quarter 2021 CFO Commentary 10investor.arrow.com $1,274 $1,484 $1,151 $1,167 $1,204 Q3-'20 Q4-'20 Q1-'21 Q2-'21 Q3-'21 $600 $800 $1,000 $1,200 $1,400 $1,600 Enterprise Computing Solutions Americas • Sales decreased 6% year over year – Sales decreased 6% year over year adjusted for changes in foreign currencies – Networking billings increased year over year – Industry-standard and proprietary server billings decreased year over year ECS Americas sales decreased 6% year over year. Sales ($ in millions)

Third-Quarter 2021 CFO Commentary 11investor.arrow.com $650 $1,047 $791 $785 $685 Q3-'20 Q4-'20 Q1-'21 Q2-'21 Q3-'21 $400 $500 $600 $700 $800 $900 $1,000 $1,100 Enterprise Computing Solutions Europe • Sales increased 5% year over year – Sales increased 3% year over year adjusted for changes in foreign currencies – Record third-quarter sales – Strong growth in networking billings year over year – Storage, infrastructure software, services, and industry-standard server billings increased year over year – Proprietary server billings decreased year over year ECS Europe sales increased 5% year over year. Sales ($ in millions)

Third-Quarter 2021 CFO Commentary 12investor.arrow.com Cash Flow from Operations Cash flow from operating activities was $114 million in the quarter and was $591 million over the last 12 months. Working Capital The company reports return on working capital ("ROWC") and ROWC (non- GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 31.4% in the third quarter, up 950 basis points year over year. ROWC (non-GAAP) was 31.9% in the third quarter, up 940 basis points year over year. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non- GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 17.2% in the third quarter, up 630 basis points year over year. ROIC (non-GAAP) was 17.5% in the third quarter, up 670 basis points year over year. Share Buyback The company repurchased approximately 2.1 million shares of stock for $250 million during the quarter. Total cash returned to shareholders over the last 12 months was approximately $750 million. Debt and Liquidity Net debt totaled $2.18 billion. Total liquidity of $3.18 billion when including cash of $216 million. Total cash returned to shareholders was $750 million over the last 12 months.

Third-Quarter 2021 CFO Commentary 13investor.arrow.com Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the fourth quarter of 2021 to be $1.16 to €1; changes in foreign currencies to decrease sales by approximately $15 million, and earnings per share on a diluted basis by $.01 compared to the fourth quarter of 2020. 1 Assumes an average tax rate of approximately 23.5% at the low end of the 23% to 25% target range. Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods Quarter Closing Dates First Second Third Fourth 2020 Mar. 28 Jun. 27 Sep. 26 Dec. 31 2021 Apr. 3 Jul. 3 Oct. 2 Dec. 31 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31 Fourth-Quarter 2021 Guidance Reconciliation Reported GAAP measure Intangible amortization expense Restructuring & integration charges Non-GAAP measure Net income per diluted share $4.19 - $4.35 $.09 $.09 $4.37 - $4.53 Fourth-Quarter 2021 Guidance Consolidated Sales $8.55 billion to $9.15 billion Global Components $6.35 billion to $6.65 billion Global ECS $2.2 billion to $2.5 billion Diluted Earnings Per Share1 $4.19 to $4.35 Non-GAAP Diluted Earnings Per Share1 $4.37 to $4.53 Interest and other expense, net $32 million Diluted shares outstanding 71 million

Third-Quarter 2021 CFO Commentary 14investor.arrow.com Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the fourth quarter of fiscal 2021, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring and integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti- corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's periodic reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Third-Quarter 2021 CFO Commentary 15investor.arrow.com In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income per share on a diluted basis, effective tax rate, return on working capital, and return on invested capital. The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income per share on a diluted basis, effective tax rate, return on working capital, and return on invested capital, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates, the impact of notes receivable reserves and recoveries related to the AFS business (referred to as “AFS notes receivable reserves and recoveries”), identifiable intangible asset amortization, restructuring, integration, and other charges, impairments of long-lived assets, the impact of wind down, gains and losses on investments, the impact of tax legislation changes, and pension settlement gains and losses. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non- GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below. Certain Non-GAAP Financial Information The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance.

Third-Quarter 2021 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended October 2, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration credits	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other[1]	Non-GAAP measure
Sales	$ 8,512,391	$ —	$ —	$ —	$ —	$ —	$ —	$ 8,512,391
Gross Profit	1,075,772	—	—	—	—	—	—	1,075,772
Operating income	404,865	9,202	(3,030)	—	—	—	—	411,037
Income before income taxes	373,479	9,202	(3,030)	—	—	—	(1,386)	378,265
Provision for income taxes	82,929	2,353	(689)	—	—	—	(334)	84,259
Consolidated net income	290,550	6,849	(2,341)	—	—	—	(1,052)	294,006
Noncontrolling interests	523	147	—	—	—	—	—	670
Net income attributable to shareholders	$ 290,027	$ 6,702	$ (2,341)	$ —	$ —	$ —	$ (1,052)	$ 293,336
Net income per diluted share [4]	$ 4.00	$ 0.09	$ (0.03)	$ —	$ —	$ —	$ (0.01)	$ 4.04
Effective tax rate [5]	22.2 %							22.3 %

Three months ended September 26, 2020

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other[2]	Non-GAAP measure
Sales	$ 7,231,260	$ —	$ —	$ —	$ —	$ —	$ —	$ 7,231,260
Gross Profit	788,590	—	—	—	—	(475)	—	788,115
Operating income	238,182	9,352	(2,840)	(233)	2,305	(2,487)	—	244,279
Income before income taxes	211,103	9,352	(2,840)	(233)	2,305	(2,478)	(4,495)	212,714
Provision for income taxes	44,707	2,396	(665)	(56)	556	(583)	3,797	50,152
Consolidated net income	166,396	6,956	(2,175)	(177)	1,749	(1,895)	(8,292)	162,562
Noncontrolling interests	336	146	—		—		—	482
Net income attributable to shareholders	$ 166,060	$ 6,810	$ (2,175)	$ (177)	$ 1,749	$ (1,895)	$ (8,292)	$ 162,080
Net income per diluted share [4]	$ 2.13	$ 0.09	$ (0.03)	$ —	$ 0.02	$ (0.02)	$ (0.11)	$ 2.08
Effective tax rate [5]	21.2 %							23.6 %

Three months ended July 3, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration credits	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other[3]	Non-GAAP measure
Sales	$ 8,562,631	$ —	$ —	$ —	$ —	$ —	$ —	$ 8,562,631
Gross Profit	1,000,105	—	—	—	—	—	—	1,000,105
Operating income	340,522	9,316	4,478	—	4,482	—	—	358,798
Income before income taxes	315,315	9,316	4,478	—	4,482	—	(6,545)	327,046
Provision for income taxes	74,113	2,382	1,010	—	1,078	—	(1,575)	77,008
Consolidated net income	241,202	6,934	3,468	—	3,404	—	(4,970)	250,038
Noncontrolling interests	561	150	—	—	—	—	—	711
Net income attributable to shareholders	$ 240,641	$ 6,784	$ 3,468	$ —	$ 3,404	$ —	$ (4,970)	$ 249,327
Net income per diluted share [4]	$ 3.23	$ 0.09	$ 0.05	$ —	$ 0.05	$ —	$ (0.07)	$ 3.34
Effective tax rate [5]	23.5 %							23.5 %

(1) Other includes gain on investments, net.

(2) Other includes gain on investments, net, non recurring tax items, and pension settlement gain.

(3) Other includes gain on investments, net and pension settlement loss.

(4) In all periods presented the sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(5) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

investor.arrow.com

16

Five Years Out

Third-Quarter 2021 CFO Commentary 17investor.arrow.com Return on Working Capital Reconciliation ($ in thousands) Quarter Ended October 2, 2021 September 26, 2020 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 404,865 $ 238,182 x4 x4 Annualized consolidated operating income, as reported $ 1,619,460 $ 952,728 Non-GAAP consolidated operating income 411,037 244,279 x4 x4 Annualized non-GAAP consolidated operating income $ 1,644,148 $ 977,116 Denominator: Accounts receivable, net $ 9,329,427 $ 7,958,675 Inventories 3,834,988 3,235,802 Less: Accounts payable 8,005,207 6,849,252 Working capital $ 5,159,208 $ 4,345,225 Return on working capital 31.4% 21.9 % Return on working capital (non-GAAP) 31.9% 22.5%

Third-Quarter 2021 CFO Commentary 18investor.arrow.com Return on Invested Capital Reconciliation ($ in thousands) Quarter Ended October 2, 2021 September 26, 2020 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 404,865 $ 238,182 Equity in earnings of affiliated companies(1) 1,151 61 Less: Noncontrolling interests (1) 523 336 Consolidated operating income, as adjusted 405,493 237,907 Less: Tax effect(2) 90,152 50,461 After-tax consolidated operating income, as adjusted 315,341 187,446 x4 x4 4 Annualized after-tax consolidated operating income, as adjusted $ 1,261,364 $ 749,784 Non-GAAP consolidated operating income 411,037 244,279 Equity in earnings of affiliated companies(1) 1,151 61 Less: Noncontrolling interests (1) 523 336 Non-GAAP consolidated operating income, as adjusted 411,665 244,004 Less: Tax Effect(3) 91,824 57,618 After-tax non-GAAP consolidated operating income, as adjusted 319,841 186,386 x4 x4 Annualized after-tax non-GAAP consolidated operating income, as adjusted $ 1,279,364 $ 745,544 Denominator: Average short-term borrowings, including current portion of long-term debt(4) $ 355,450 $ 205,225 Average long-term debt(4) 1,962,077 2,098,055 Average total equity(4) 5,231,045 4,793,860 Less: Average cash and cash equivalents(4) 230,001 216,424 Invested capital $ 7,318,571 $ 6,880,716 Return on invested capital 17.2% 10.9 % Return on invested capital (non-GAAP) 17.5% 10.8% (1) Operating income, as reported, and non-GAAP operating income is adjusted for noncontrolling interest and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries. (2) The tax effect is calculated by applying the effective tax rate for the three months ended October 2, 2021 and September 26, 2020 to consolidated operating income, as adjusted less interest expense. (3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months ended October 2, 2021 and September 26, 2020 to non- GAAP consolidated operating income, as adjusted less interest expense. (4) The quarter-ended average is based on the addition of the account balance at the end of the most recently ended quarter to the account balance at the end of the prior quarter and dividing by two.